SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):        Commission File Number
         September 4, 1998                                      0-7674
                                                                ------


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)



         Texas                                                 75-0944023
------------------------                                   ----------------
(State of Incorporation)                                   (I.R.S. Employer
                                                          Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
                   (Address of Executive Offices and Zip Code)

                  Registrant's Telephone Number (915) 627-7155

ITEM 5.  Other Events.

         On September 4, 1998, First Financial Bankshares, Inc. (the "Company") entered into a Stock Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") with Cleburne State Bank ("CSB"). The Company, pursuant to a Prospectus and upon or following the effective date of a Registration Statement to be filed with the Securities and Exchange Commission, will offer to exchange 1.75 shares of its common stock for each outstanding share of CSB common stock. Acquisition of CSB by the Company is subject to approval by the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities, as well as, subject to satisfaction of the conditions contained in the Exchange Agreement. If the transaction is approved by federal and state regulatory authorities, it is anticipated that the acquisition of CSB will be closed during the last quarter of 1998. Conditioned upon completion of the above-described transaction, it is anticipated that CSB would merge into the Company's affiliate, First National Bank in Cleburne, subject to complying with federal and state regulatory requirements for the merger of a state banking association into a national banking association.

         CSB is a state banking association originally chartered in 1980. CSB operates two full-service locations, one in Cleburne, Texas and a branch in nearby Alvarado, Texas, which locations are within 25 miles of Fort Worth, Texas and should be considered part of the Fort Worth banking market. As of August 31, 1998, CSB had assets totaling $83,200,000 and shareholders' equity of $7,700,000. The company's affiliated bank in Cleburne, Texas, First National Bank in Cleburne, has total assets of approximately $100,000,000 and operates locations in Cleburne, Texas and Burleson, Texas.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FIRST FINANCIAL BANKSHARES, INC.
                                                (Registrant)



DATE:  September 16, 1998                   By: /S/ CURTIS R. HARVEY
                                                ----------------------------
                                                CURTIS R. HARVEY
                                                Executive Vice President and
                                                Chief Financial Officer







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